EXHIBIT 3.1
                            ARTICLES OF INCORPORATION

                                       OF

                          WHITMAN REINCORPORATION, INC.


                                ARTICLE I - NAME

     The name of the corporation is "Whitman Reincorporation, Inc." (hereinafter called the "Corporation").

                             ARTICLE II - ADDRESS OF
                      PRINCIPAL OFFICE AND MAILING ADDRESS

     The address of the principal office of the Corporation and the mailing address of the Corporation are 4400 Biscayne Boulevard, 6th Floor, Miami, Florida 33137.

                           ARTICLE III - CAPITAL STOCK

     The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, no par value.

                      ARTICLE IV - INITIAL REGISTERED AGENT

     The street address of the initial registered office of the Corporation is 4400 Biscayne Boulevard, 6th Floor, Miami, Florida 33137; and the name of the initial registered agent of the Corporation at that address is Richard B. Salzman, Esq.

                             ARTICLE V - INCORPORATOR

     The name and address of the person filing these Articles of Incorporation are Richard B. Salzman, Esq., 4400 Biscayne Boulevard, 6th Floor, Miami, Florida 33137.

                              ARTICLE VI - PURPOSE

     The  Corporation  is organized  for the purpose of  transacting  any or all
lawful  business  for   corporations   organized  under  the  Florida   Business
Corporation Act.

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                 ARTICLE VII - SPECIAL MEETINGS OF SHAREHOLDERS

     The shareholders of the Corporation may not call a special meeting of shareholders unless the holders of at least fifty percent (50%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                     ARTICLE VIII - AFFILIATED TRANSACTIONS

     For purposes of Section 607.0901 of the Florida Business Corporation Act pursuant to Section 607.0901(1)(h) thereof, the term "disinterested director" shall mean a director who is not, at the time such determination is made, an "interested shareholder" of the Corporation (as defined in Section 607.0901(1)(k)) or the spouse, parent, child or sibling of an interested shareholder.

     IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation on August 27, 1997.


                                            /s/ RICHARD B. SALZMAN
                                           ----------------------------------
                                           RICHARD B. SALZMAN
                                           INCORPORATOR

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                            ACCEPTANCE OF APPOINTMENT

                                       OF

                                REGISTERED AGENT


     The undersigned, having been appointed as the registered agent of Whitman Reincorporation, Inc., in the foregoing Articles of Incorporation, accepts such appointment and acknowledges that he is familiar with, and accepts, the obligations of such position, including those set forth in Section 607.0501 of the Florida Statutes.


                                            /s/ RICHARD B. SALZMAN
                                           ----------------------------------
                                           RICHARD B. SALZMAN
                                           REGISTERED AGENT

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                               ARTICLES OF MERGER


     These ARTICLES OF MERGER, dated as of October 17, 1997, provide for the merger of Whitman Education Group Inc., a New Jersey corporation ("Whitman"), with and into Whitman Reincorporation, Inc, a Florida corporation ("Reincorporation"), which shall be the surviving corporation.

                           ARTICLE I - PLAN OF MERGER

     A copy of the Plan of Merger pursuant to which Whitman will be merged with and into Reincorporation is attached hereto as Exhibit "A" and incorporated herein by this reference. As provided in Section 4 of the Plan of Merger,
Article I of the Articles of Incorporation of Reincorporation is amended to change the name of Reincorporation to "Whitman Education Group, Inc."

                           ARTICLE II - EFFECTIVE DATE

     The Merger of Whitman into Reincorporation shall be effective as of the date of filing of these Articles of Merger with the Department of State of the State of Florida.

                    ARTICLE III - ADOPTION OF PLAN OF MERGER

     A. The Plan of Merger was adopted by the stockholders of Whitman at a meeting of stockholders held on October 17, 1997.

     B. The Plan of Merger was adopted by the shareholder of Reincorporation pursuant to a written consent dated August 28, 1997.

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     IN WITNESS  WHEREOF,  these  Articles of Merger have been duly  executed on behalf of Whitman and Reincorporation by their authorized officers as of the date first written above.

                                        WHITMAN EDUCATION GROUP, INC.,
                                        A NEW JERSEY CORPORATION


                                        BY: /S/ RICHARD C. PFENNIGER, JR.
                                        ---------------------------------------
                                        RICHARD C. PFENNIGER, JR.
                                        CHIEF EXECUTIVE OFFICER



                                        WHITMAN REINCORPORATION, INC.,
                                        A FLORIDA CORPORATION


                                        BY: /S/ RICHARD C. PFENNIGER, JR.
                                        ---------------------------------------
                                        RICHARD C. PFENNIGER, JR.
                                        CHIEF EXECUTIVE OFFICER